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                                                                   EXHIBIT 23.3

                      CONSENT OF COOPERS & LYBRAND L.L.P.

  We consent to the incorporation by reference herein of our reports as follows:

  . our report dated February 16, 1996 on our audits of the consolidated financial statements of Career Horizons, Inc. and Subsidiaries as of December 31, 1995 and June 30, 1995 and 1994, and for the six months ended December 31, 1995 and for each of the three years in the period ended June 30, 1995.

  . our report dated August 17, 1995, on our audits of the consolidated financial statements of Career Horizons, Inc. and Subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995.

  . our report dated February 22, 1996 on our audit of the financial statements of Programming Enterprises, Inc., dba Mini-Systems Associates as of December 29, 1995 and for the 53 weeks ended December 29, 1995.

  We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

September 17, 1996
New York, New York